Exhibit 99.2

Clarus Therapeutics Announces Closing of Approximately $15 Million Private Placement

Proceeds to support the ongoing commercialization of JATENZO® (testosterone undecanoate)

NORTHBROOK, Ill.—December 7, 2021—Clarus Therapeutics Holdings, Inc. (Clarus) (Nasdaq:CRXT), a pharmaceutical company dedicated to providing solutions to unmet medical needs by advancing androgen and metabolic therapies for men and women, today announced that it has closed its previously announced definitive agreement to sell securities in a private placement with a leading healthcare investor. The gross proceeds to Clarus from the private placement, before deducting the placement agents’ fees and other estimated offering expenses payable by Clarus, resulted in approximately $15 million.

Clarus intends to use the net proceeds from the private placement to support growth initiatives for its near-term commercial objectives for its oral testosterone replacement product, JATENZO.

Pursuant to the terms of the securities purchase agreement, Clarus issued to the investor 3,024,194 units at a price of $4.96 per unit. Each unit consisted of one share of common stock (or one pre-funded warrant in lieu thereof), and a five-year warrant to purchase one share of common stock at an exercise price of $5.25 per share.

Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc. acted as lead placement agents for the private placement.

The securities were sold in a private placement and were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the Securities and Exchange Commission (the “SEC”), for purposes of registering the resale of the shares of common stock issued or issuable in connection with the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Clarus Therapeutics Holdings, Inc.

Clarus Therapeutics Holdings, Inc. is a pharmaceutical company with expertise in developing androgen and metabolic therapies for men and women – including potential therapies for orphan indications. Clarus Therapeutics’ first commercial product is JATENZO® (testosterone undecanoate).

Clarus Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” for purposes of the federal securities laws. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Clarus’ forward-looking statements in this press release include, but are not limited to, statements regarding the use of proceeds from the private placement. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that Clarus has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Clarus’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with pharmaceutical development, risks associated with Clarus’ financial position, and those factors described under the heading “Risk Factors” in the prospectus filed with the SEC under Rule 424(b)(3) on October 7, 2021, and those that are included in any of Clarus’ future filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of Clarus’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that Clarus considers immaterial, or which are unknown. It is not possible to predict or identify all such risks. Clarus’ forward-looking statements only speak as of the date they are made, and Clarus does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Clarus Investor Relations Contact:

Kara Stancell

kstancell@clarustherapeutics.com

(847) 562-4300 x 206